UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2011

SMURFIT-STONE CONTAINER CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-03439	36-2041256
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 N. LaSalle Street

Chicago, Illinois 60601

(Address of Principal Executive Offices, including Zip code)

(312) 346-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Explanatory Note

As previously disclosed, on January 23, 2011, Smurfit-Stone Container Corporation, a Delaware corporation (“Smurfit-Stone”), RockTenn Company, a Georgia corporation (“RockTenn”), and Sam Acquisition, LLC, a Delaware limited liability company and wholly-owned subsidiary of RockTenn (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”).  On May 27, 2011, pursuant to the terms of the Merger Agreement, the acquisition of Smurfit-Stone by RockTenn was completed through a merger of Smurfit-Stone with and into Merger Sub (the “Merger”).  Pursuant to the terms of the Merger Agreement, each share of Smurfit-Stone common stock, par value $0.001 per share (the “Smurfit-Stone Common Stock”) (except for shares of Smurfit-Stone Common Stock owned by RockTenn, Merger Sub or Smurfit-Stone, in each case other than in a fiduciary capacity, and except for dissenting shares) was cancelled and automatically converted into the right to receive 0.30605 shares of RockTenn Class A common stock, par value $0.01 per share (“RockTenn Common Stock”) and $17.50 in cash, without interest and less any applicable withholding taxes, and Smurfit-Stone merged with and into Merger Sub.

Item 2.01.             Completion of Acquisition or Disposition of Assets

On May 27, 2011, pursuant to the previously announced Merger Agreement, the merger of Smurfit-Stone with and into Merger Sub was consummated, with Merger Sub surviving the merger.  The Merger was consummated following the approval and adoption of the Merger Agreement by Smurfit-Stone stockholders and the approval by RockTenn shareholders of the issuance of shares of RockTenn Common Stock to Smurfit-Stone stockholders pursuant to the Merger Agreement.  In connection with the consummation of the Merger, Merger Sub changed its name to RockTenn CP, LLC.

Under the terms of the Merger Agreement, each outstanding share of Smurfit-Stone Common Stock issued and outstanding immediately prior to the effective time of the Merger (except for shares of Smurfit-Stone Common Stock owned by RockTenn, Merger Sub or Smurfit-Stone, in each case other than in a fiduciary capacity, and except for dissenting shares), was cancelled and converted into the right to receive (a) $17.50 in cash and (b) 0.30605 of a share of RockTenn Common Stock (collectively, the “Merger Consideration”).  Smurfit-Stone stockholders will receive cash for any fractional shares of Rock-Tenn Common Stock (rounded to the nearest cent) which they might otherwise receive in the Merger.

In addition, at the effective time of the Merger, each outstanding option to purchase Smurfit-Stone Common Stock under Smurfit-Stone’s equity-based compensation plans was assumed by RockTenn and converted into an option to purchase a number of shares of RockTenn Common Stock (an “Assumed Stock Option”) equal to the product of (i) the number of shares of Smurfit-Stone common stock subject to the option and (ii) the Equity Award Exchange Ratio (as defined below), rounded down to the nearest whole share. The per share exercise price for RockTenn Common Stock issuable upon the exercise of such Assumed Stock Option is equal to (i) the per share exercise price of Smurfit-Stone Common Stock at which the option was exercisable immediately prior to the effective time of the Merger divided by (ii) the Equity Award Exchange Ratio, rounded up to the nearest whole cent. Except as set forth above, each Assumed Stock Option is subject to the same terms and conditions as were applicable to the corresponding option to purchase Smurfit-Stone Common Stock immediately prior to the effective time of the Merger; provided, that each outstanding option has automatically vested and become exercisable as of the effective time of the Merger as contemplated by Smurfit-Stone’s stock plans. The “Equity Award Exchange Ratio” is the sum of (x) 0.30605 and (y) the quotient of $17.50 divided by the average, rounded to the nearest one ten thousandth, of the closing sale prices of RockTenn Common Stock on the New York Stock Exchange (the “NYSE”) as reported by The Wall Street Journal for the five full NYSE trading days immediately preceding, but not including, the date on which the Merger became effective.

The restrictions on each Smurfit-Stone restricted stock unit award with respect to shares of Smurfit-Stone Common Stock that were outstanding at the effective time of the Merger and that were granted prior to the date of the Merger Agreement lapsed at the effective time of the Merger and each such restricted stock unit award has been converted into the right to receive, with respect to each share of Smurfit-Stone Common Stock underlying such restricted stock unit award, the Merger Consideration on the same terms as other shares of Smurfit-Stone Common Stock, subject to certain specified tax withholdings. In addition, at the effective time of the Merger, each Smurfit-Stone restricted stock unit award that was outstanding immediately prior to the effective time of the Merger and that was granted on or after the date of the Merger Agreement has been converted into a restricted stock unit award, on the same terms and conditions applicable to such

Smurfit-Stone restricted stock unit award immediately prior to the effective time of the Merger (including applicable vesting requirements), with respect to a number of shares of RockTenn Common Stock that is equal to the number of shares of Smurfit-Stone Common Stock subject to the award prior to the effective time of the Merger multiplied by the Equity Award Exchange Ratio, rounded to the nearest whole share.

With respect to shares of Smurfit-Stone Common Stock that have been reserved in accordance with Smurfit-Stone’s Joint Plan of Reorganization for Smurfit-Stone Container Corporation and its Debtor Subsidiaries and Plan of Compromise and Arrangement for Smurfit-Stone Container Canada Inc. and Affiliated Canadian Debtors, as amended (the “Plan of Reorganization”), and the related confirmation order, RockTenn deposited the cash portion of the Merger Consideration with the disbursing agent named in the Plan of Reorganization and has reserved a sufficient number of shares of RockTenn Common Stock to deliver the stock component of the Merger Consideration in accordance with the conversion of such Smurfit-Stone Common Stock reserved under the Plan of Reorganization.

The foregoing description of the Merger and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 on the Smurfit-Stone Current Report on Form 8-K filed with the Securities and Exchange Commission on January 24, 2011, and incorporated herein by reference.

Item 3.01.             Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Merger on May 27, 2011, Smurfit-Stone no longer fulfills the numerical listing requirements of the NYSE.  Accordingly, Smurfit-Stone notified the NYSE that each share of Smurfit-Stone Common Stock (except for shares of Smurfit-Stone Common Stock owned by RockTenn, Merger Sub or Smurfit-Stone, in each case other than in a fiduciary capacity, and except for dissenting shares) had been cancelled and automatically converted into the right to receive 0.30605 shares of RockTenn Common Stock and $17.50 in cash, without interest and less any applicable withholding taxes, and requested that the NYSE file with the Securities and Exchange Commission (the “SEC”) an application on Form 25 to report that the Smurfit-Stone Common Stock is no longer listed on the NYSE.  Additionally, Smurfit-Stone intends to file with the SEC a certification on Form 15 under the Securities Exchange Act of 1934 (the “Exchange Act”) requesting that the Smurfit-Stone Common Stock be deregistered and that Smurfit-Stone’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03.             Material Modification to Rights of Security Holders.

Pursuant to the Merger Agreement, each outstanding share of Smurfit-Stone Common Stock (except for shares of Smurfit-Stone Common Stock owned by RockTenn, Merger Sub or Smurfit-Stone, in each case other than in a fiduciary capacity, and except for dissenting shares) was cancelled and automatically converted into the right to receive 0.30605 shares of RockTenn Common Stock and $17.50 in cash, without interest and less any applicable withholding taxes.

Item 5.01.             Changes in Control of Registrant.

As a result of the Merger, a change in control of Smurfit-Stone occurred and Smurfit-Stone became a wholly-owned subsidiary of RockTenn.  In addition to the issuance of RockTenn Common Stock, RockTenn financed the payment of the cash portion of the merger consideration through a combination of equity and debt financing from various bank sources.  As of the date of the Merger Agreement, the value of the consideration paid for all outstanding shares of Smurfit-Stone Common Stock was approximately $3.5 billion.

The information included in Items 3.01 and 3.03 above regarding the Merger is incorporated by reference into this Item 5.01.

Item 5.02.             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”) Robert F. Hake, Timothy J. Bernlohr, Terrell K. Crews, Eugene I. Davis, Michael E. Ducey, Jonathan F. Foster, Ernst A. Häberli, Arthur W. Huge, Patrick J. Moore and James J. O’Connor ceased to be directors of Smurfit-Stone, as a result of Smurfit-Stone ceasing to exist as a separate entity.

Item 5.03.             Amendment to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On May 27, 2011, Merger Sub filed a Certificate of Merger with the Secretary of State of Delaware effectuating the merger of Smurfit-Stone with and into Merger Sub, with Merger Sub as the surviving company. As contemplated by the Merger Agreement, the certificate of formation and limited liability company agreement of Merger Sub at the Effective Time became the certificate of formation and limited liability company agreement of the surviving company.

Item 5.07.             Submission of Matters to a Vote of Security Holders.

On May 27, 2011, Smurfit-Stone held a special meeting of shareholders in order to vote upon the following matters:

(i)            to approve and adopt the Merger Agreement; and

(ii)           to approve the adjournment of the special meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal described above.

Smurfit-Stone shareholders approved both matters.  The following is a summary of the voting results for each matter presented to the shareholders.

Approval and adoption of the Merger Agreement.

FOR                                        AGAINST                             ABSTAIN             BROKER NON-VOTES

71,457,890                              6,941,348                               119,172                   0

Adjournment of the Special Meeting

FOR                                        AGAINST                             ABSTAIN             BROKER NON-VOTES

70,888,579                              7,505,254                                124,577                  0

Item 8.01.                             Other Events.

On May 27, 2011, Smurfit-Stone issued a press release announcing the consummation of the Merger.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.                             Financial Statements and Exhibits.

(d)           Exhibits

2.1          Agreement and Plan of Merger, dated as of January 23, 2011, by and among RockTenn Company, Sam Acquisition, LLC and Smurfit-Stone Container Corporation (previously filed with the Current Report on Form 8-K filed by Smurfit-Stone Container Corporation on January 24, 2011 and incorporated herein by reference).

99.1        Joint Press Release of RockTenn and Smurfit-Stone, dated May 27, 2011.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMURFIT-STONE CONTAINER CORPORATION

Date: May 27, 2011	By:	/s/ Craig A. Hunt
	Name:	Craig A. Hunt
	Title:	Chief Administrative Officer and General Counsel